UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________
FORM 8-K
 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 9, 2018

 ________________________________
Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement.
On February 9, 2018, Bravo Brio Restaurant Group, Inc. (the “Company”), Wells Fargo Bank, National Association, as administrative agent, and certain lenders under the Company’s Credit Agreement, dated as of November 5, 2014, by and among the Company, as borrower, the domestic subsidiaries of the borrower, as guarantors, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, KeyBank National Association, as documentation agent, and Wells Fargo Securities, LLC, Keybanc Capital Markets, Inc. and Merril Lynch, Pierce, Fenner & Smith, Inc., as co-lead arrangers and joint book managers, as amended pursuant to that certain First Amendment to Credit Agreement and Waiver, dated as of October 31, 2016, and the Second Amendment to the Credit Agreement and Waiver, dated as of August 1, 2017 (the “Credit Agreement”), entered into the Third Amendment to Credit Agreement (the “Amendment”).
The Amendment provides for (a) the definition of “Consolidated EBITDA” to exclude certain litigation settlement payments in an amount not to exceed $1,400,000 in the aggregate in the fiscal year ended on or about December 31, 2018 and legal fees and expenses not constituting Transaction Costs (as defined in the Credit Agreement) in an amount not to exceed $3,500,000 in the aggregate in the fiscal year ended on or about December 31, 2017, (b) prepayments of principal and interest, in increments of $500,000, on amounts outstanding under the credit facilities: first to outstanding swingline loans, next to outstanding revolving loans, next to letter of credit obligations, and finally to the term loan, if the Company has excess cash or cash equivalents in an amount greater than $3.0 million on an aggregate book basis for three consecutive business days, (c) the Company to reconfirm certain of its reporting obligations to the lenders, (d) an adjustment to the Minimum Consolidated EBITDA (as defined in the Credit Agreement) for the period January 1, 2018 through July 1, 2018 to $16.0 million, and for the period July 2, 2018 and thereafter to $19.0 million, and (e) deletion of the requirement that the Company maintain at least $2.0 million in minimum Liquidity (as defined in the Credit Agreement) as of the end of each week.
The foregoing is a summary of certain provisions of the Amendment, is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2016.
The lenders party to the Credit Agreement separately consented to an extension of the expiry date of certain letters of credit under the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number:	Description:
10.1
Third Amendment to the Credit Agreement, dated as of February 9, 2018, by and among Bravo Brio Restaurant Group, Inc., as borrower, the lenders party hereto and Wells Fargo Bank, National Association, as administrative agent to the lenders.

Exhibit Index

Exhibit No.	Description

10.1
Third Amendment to the Credit Agreement, dated as of February 9, 2018, by and among Bravo Brio Restaurant Group, Inc., as borrower, the lenders party hereto and Wells Fargo Bank, National Association, as administrative agent to the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

February 12, 2018	By:	/s/ Diane D. Reed
Name: Diane D. Reed
Title: Chief Financial Officer, Treasurer and Secretary